Exhibit 4.2

FIRST SUPPLEMENTAL WARRANT AGREEMENT

FIRST SUPPLEMENTAL WARRANT AGREEMENT (this “Supplemental Warrant Agreement”) dated as of this 9th day of April, 2018 among Vistra Energy Corp., a Delaware corporation (“Vistra”), Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (the “Trust Company” and, together with Computershare, the “Warrant Agent”).

WHEREAS, Dynegy Inc., a Delaware corporation (“Dynegy”), and the Warrant Agent entered into a Warrant Agreement on February 2, 2017 (the “Warrant Agreement”), providing for the issuance of warrants (the “Warrants”), each of which will initially entitle the holder thereof to purchase one share of common stock, par value $0.01 per share (the “Common Stock”) of Dynegy;

WHEREAS, Section 11(n)(iv)(4) of the Warrant Agreement provides that the meaning of “Subject Transaction” includes a merger or consolidation by Dynegy with or into another Person in which the holders of the Common Stock immediately prior to the merger or consolidation are not holders, directly or indirectly, of at least a majority of the voting securities of the entity surviving such merger or consolidation immediately after such merger or consolidation;

WHEREAS, Section 11(n)(iii)(1) of the Warrant Agreement provides that if Dynegy engages in a Subject Transaction that results in the holders of Common Stock receiving consideration entirely in equity securities, and on the Redemption Determination Date the Net Exercise Value of a subject Warrant would be zero or a negative number, then upon the closing of the Subject Transaction and compliance with the Subject Transaction Notice Procedures, the holder of each Warrant shall be entitled to receive, upon the exercise thereof in accordance with the terms of the Warrant Agreement, the equity securities to which the holder of the number of shares of the Common Stock then deliverable upon the exercise or conversion of such Warrant would have been entitled to receive upon the consummation of such Subject Transaction;

WHEREAS, concurrently with the execution of this Supplemental Warrant Agreement, pursuant to the Agreement and Plan of Merger, dated as of October 29, 2017, between Vistra and Dynegy, Dynegy has merged with and into Vistra (the “Merger”);

WHEREAS, Dynegy delivered written notice to holders of Warrants in compliance with the Subject Transaction Notice Procedures set forth in Section 11(n)(iv)(5) of the Warrant Agreement;

WHEREAS, the Merger constitutes a Subject Transaction under Section 11(n)(iv)(4) of the Warrant Agreement that satisfies the conditions set forth in Section 11(n)(iii)(1) of the Warrant Agreement;

WHEREAS, in connection with the Merger, each Warrant automatically became converted into a right to receive 0.652 shares of common stock of Vistra, par value $0.01 per share (the “Vistra Common Stock”), in accordance with Section 11(n)(iii)(1) of the Warrant Agreement (the Vistra Common Stock issuable on exercise of the Warrants being referred to herein as the “Warrant Shares”); and

WHEREAS, Vistra desires by this Supplemental Warrant Agreement to assume the duties and obligations of Dynegy under the Warrant Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Warrants as follows:

SECTION 1. DEFINITIONS. For all purposes of this Supplemental Warrant Agreement, except as otherwise herein expressly provided or unless the context otherwise requires, the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Warrant Agreement.

SECTION 2. ASSUMPTION OF OBLIGATIONS OF DYNEGY. Vistra hereby assumes the duties and obligations of Dynegy under the Warrant Agreement.

SECTION 3. EFFECT OF SUBJECT TRANSACTION. In accordance with the provisions of Section 11(n)(iii)(1) of the Warrant Agreement, concurrent with the effective time of the Merger, the Holder of each Warrant shall be entitled to receive, upon the exercise thereof in accordance with the terms of the Warrant Agreement, the number of shares of Vistra Common Stock to which the holder of the number of shares of Common Stock then deliverable upon the exercise or conversion of such Warrant would have been entitled to receive upon the consummation of the Merger.

SECTION 4. EFFECT OF SUPPLEMENTAL WARRANT AGREEMENT. Upon the execution and delivery of this Supplemental Warrant Agreement by Vistra and the Warrant Agent, the Warrant Agreement shall be supplemented in accordance herewith, and this Supplemental Warrant Agreement shall form a part of the Warrant Agreement for all purposes, and every holder of a Warrant heretofore or hereafter countersigned and delivered under the Warrant Agreement shall be bound hereby.

SECTION 5. EXHIBITS. A Holder of a Warrant may use the Written Exercise Notices set forth in Exhibits B-1 and B-2 attached hereto and the Form of Assignment set forth in Exhibit C attached hereto in lieu of the corresponding exhibits in the Warrant Agreement.

SECTION 6. WARRANT AGREEMENT REMAINS IN FULL FORCE AND EFFECT. Except as expressly supplemented hereby, the Warrant Agreement is in all respects ratified and confirmed and all terms, conditions and provisions of the Warrant Agreement shall remain in full force and effect.

SECTION 7. WARRANT AGREEMENT AND SUPPLEMENTAL WARRANT AGREEMENT CONSTRUED TOGETHER. This Supplemental Warrant Agreement is a warrant agreement supplemental to and in implementation of the Warrant Agreement, and the Warrant Agreement and this Supplemental Warrant Agreement shall be read and construed together.

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SECTION 8. NOTICES TO VISTRA AND THE WARRANT AGENT. Any notice or demand authorized or permitted by the Warrant Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant to or on Vistra shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by Vistra with the Warrant Agent), as follows:

Vistra Energy Corp.

6555 Sierra Drive

Irving, Texas 75039

Attention: Stephanie Zapata Moore, Esq.

Facsimile No.: (972) 556-6119

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: David Lieberman, Esq.

Facsimile No.: (212) 455-2502

With an additional copy to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 77002

Attention: M. Breen Haire, Esq.

Facsimile No.: (713) 821-5602

In case Vistra shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Supplemental Warrant Agreement or the Warrant Agreement to be given by Vistra or by the Holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with Vistra) to the Warrant Agent, as follows:

Computershare

480 Washington Blvd.

Jersey City, New Jersey 07310

Attention: Corporate Actions Dept., 27th Floor

Facsimile No.: (201) 480-4665

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SECTION 9. GOVERNING LAW; JURISDICTION. This Supplemental Warrant Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state. Each party hereto consents and submits to the jurisdiction of the courts of the State of New York and of the federal courts of the Southern District of New York in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Supplemental Warrant Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 8 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on lack of jurisdiction or venue in any such court in any such action or proceeding. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, proceeding or counterclaim as between the parties directly or indirectly arising out of, under or in connection with this Supplemental Warrant Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Supplemental Warrant Agreement by, among other things, the mutual waivers and certifications in this Section 9.

SECTION 10. BENEFITS OF SUPPLEMENTAL WARRANT AGREEMENT. Nothing in this Supplemental Warrant Agreement shall be construed to give to any Person other than Vistra, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Supplemental Warrant Agreement, and this Supplemental Warrant Agreement shall be for the sole and exclusive benefit of Vistra, the Warrant Agent and the Holders.

SECTION 11. COUNTERPARTS. This Supplemental Warrant Agreement may be executed (including by means of facsimile or electronically transmitted portable document format (.pdf) signature pages) in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 12. HEADINGS. The headings of sections of this Supplemental Warrant Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Warrant Agreement to be duly executed as of the date first written above.

VISTRA ENERGY CORP.

By:	/s/ Kristopher E. Moldovan
Name:	Kristopher E. Moldovan
Title:	Senior Vice President and Treasurer

COMPUTERSHARE INC.
COMPUTERSHARE TRUST COMPANY, N.A. as Warrant Agent

By:	/s/ Dan DeWeever
Name:	Dan DeWeever
Title:	Product Director

EXHIBIT B-1

FORM OF ELECTION TO EXERCISE WARRANT FOR

WARRANT HOLDERS HOLDING WARRANTS THROUGH

THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

VISTRA ENERGY CORP.

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase newly issued shares of Common Stock, par value $0.01 per share, of Vistra Energy Corp. (the “Company”) at the Exercise Price of $            per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $            by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a Cashless Exercise (as defined below), no later than 5:00 p.m., New York City time, on the date the Warrant Exercise Notice is delivered to the Warrant Agent.

Please check if the undersigned, in lieu of paying the Exercise Price as set forth above, elects to exercise the Warrants by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of such Warrants which, when multiplied by the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”).

The undersigned requests that the shares of Common Stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depository or its nominee.

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Supplemental Warrant Agreement, dated April 9, 2018, among the Company, Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company, as warrant agent (collectively, the “Warrant Agent”) (or if not otherwise defined in the Supplemental Warrant Agreement, shall have the respective meanings assigned to them in the Warrant Agreement, dated as of February 2, 2017, between Dynegy Inc., a Delaware corporation, and the Warrant Agent).

B-1-1

Date:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS AND PHONE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITORY ACCOUNT NO.:

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

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CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITORY ACCOUNT NO.:

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON

NAME:
(PLEASE PRINT)

DELIVERING THIS WARRANT EXERCISE NOTICE:

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program

B-1-3

EXHIBIT B-2

FORM OF ELECTION (“FORM OF ELECTION”) TO EXERCISE WARRANT FOR

WARRANT HOLDERS HOLDING DEFINITIVE WARRANTS

VISTRA ENERGY CORP.

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant statement, to purchase newly issued shares of Common Stock, par value $0.01 per share, of Vistra Energy Corp. (the “Company”) at the Exercise Price of $                per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered as payment for such shares $                (the “Exercise Amount”) by certified or official bank or bank cashier’s check payable to the order of “Vistra Energy Corp.”, together with this Form of Election or through a Cashless Exercise (as defined below).

Please check if the undersigned, in lieu of paying the Exercise Amount as set forth above, elects to exercise the Warrants by authorizing the Company to withhold from issuance a number of Warrant Shares issuable upon exercise of such Warrants which, when multiplied by the Market Price of the Warrant Shares, is equal to the aggregate Exercise Price, and such withheld Warrant Shares shall no longer be issuable under such Warrants (a “Cashless Exercise”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Supplemental Warrant Agreement, dated April 9, 2018, among the Company, Computershare Inc., a Delaware corporation and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company, as warrant agent (collectively, the “Warrant Agent”) (or if not otherwise defined in the Supplemental Warrant Agreement, shall have the respective meanings assigned to them in the Warrant Agreement, dated as of February 2, 2017, between Dynegy Inc., a Delaware corporation, and the Warrant Agent).

The undersigned requests that a statement representing the Warrant Shares be delivered as follows:

Name

Address

Delivery Address (if different)

B-2-1

If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Definitive Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant statement delivered as follows:

Name

Address

Delivery Address (if different)

Social Security or Other Taxpayer Identification Number of Holder

Signature

Note: The above signature must correspond with the name as written upon the Warrant statement in every particular, without alteration or enlargement or any change whatsoever. If the statement representing the Warrant Shares or any Warrant statement representing Warrants not exercised is to be registered in a name other than that in which this Warrant statement is registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

B-2-2

EXHIBIT C

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER

DESIRES TO TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

Warrants to purchase shares of Common Stock of Vistra Energy Corp. held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint                    attorney, to transfer such Warrants on the books of the Warrant Agent, with full power of substitution.

Dated	Signature

Social Security or Other Taxpayer
Identification Number of Assignee

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

C-1